Ziff Davis Reports Third Quarter 2022 Results & Revises Full Year 2022 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis”) today reported unaudited financial results for the third quarter ended September 30, 2022.

"Against a backdrop of global economic uncertainty and pressures, as well as strong headwinds in the advertising market, we were able to once again deliver healthy bottom-line growth," said Vivek Shah, Chief Executive Officer of Ziff Davis. "This speaks to the resiliency and discipline of our hardworking and dedicated employees worldwide."

THIRD QUARTER 2022 RESULTS

On October 7, 2021, Ziff Davis completed the spin-off of its Consensus Cloud Solutions, Inc. (“Consensus”) business. Ziff Davis has classified Consensus as a discontinued operation in its financial statements for the three and nine months ended September 30, 2021 results. Historical results in this press release represent continuing operations, except for the Statement of Cash Flows, net cash provided by operating activities and free cash flow during the three and nine months ended September 30, 2021, which are on a combined continuing and discontinued operations basis.

Q3 2022 quarterly revenues decreased 3.7% to $341.9 million compared to $355.1 million for Q3 2021. On a pro-forma(1) basis, Q3 2022 quarterly revenues decreased 1.1% to $341.9 million as compared to $345.6 million for Q3 2021.

GAAP net income from continuing operations increased to $18.2 million compared to $6.8 million for Q3 2021 primarily due to a gain on the repurchase of 4.625% Senior Notes, less interest expense due to lower debt in connection with debt repurchases and an unrealized gain on our investment in Consensus less an impairment of a business recognized during the three months ended September 30, 2022. In addition, the Company recognized a loss on the sale of the B2B Backup business unit of $19.2 million, net of tax in the prior period that did not recur.

Adjusted non-GAAP net income from continuing operations increased by 6.0% to $74.3 million as compared to $70.1 million for Q3 2021. On a pro-forma(1) basis, Adjusted non-GAAP net income from continuing operations increased by 12.4% to $74.3 million as compared to $66.1 million for Q3 2021.

GAAP net income per diluted share from continuing operations(2) increased to $0.39 in Q3 2022 compared to $0.14 for Q3 2021.

Adjusted non-GAAP net income per diluted share from continuing operations(2)(3) for the quarter increased 6.0% to $1.58 as compared to $1.49 for Q3 2021. On a pro-forma(1) basis, Adjusted non-GAAP net income per diluted share from continuing operations(2)(3) for the quarter increased 12.9% to $1.58 compared to $1.40 for Q3 2021.

Adjusted EBITDA(4) for the quarter increased 0.3% to $120.1 million compared to $119.7 million for Q3 2021. On a pro-forma(1) basis, Adjusted EBITDA(4) for the quarter increased 4.2% to $120.1 million compared to $115.3 million for Q3 2021.

Net cash provided by operating activities from continuing operations was $100.7 million in Q3 2022. Free cash flow from continuing operations(6) was $73.8 million in Q3 2022.

Ziff Davis ended the quarter with approximately $801.0 million in cash, cash equivalents, and investments after deploying during the quarter approximately $19.3 million for current and prior year acquisitions and approximately $94.1 million to repay $105.1 million of outstanding principal of its senior notes.

Key unaudited financial results for Q3 2022 versus Q3 2021 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP net income per diluted share from continuing operations, Adjusted EBITDA and Free cash flow from continuing operations to their nearest comparable GAAP financial measures are presented in the attached schedules.

The following table reflects Actual and Pro-Forma Results from Continuing Operations for the third quarter of 2022 and 2021 (in millions, except per share amounts). Pro-Forma Results from Continuing Operations below excludes the operating results from the Company’s B2B Backup business that was sold in the third quarter of 2021.

	Actual Results			Pro-Forma Results(1)
	Three months ended September 30,			Three months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues
Digital Media	$263.7	$262.2	0.6%	$263.7	$262.2	0.6%
Cybersecurity and Martech	$78.2	$92.9	(15.8)%	$78.2	$83.4	(6.2)%
Total revenue(5)	$341.9	$355.1	(3.7)%	$341.9	$345.6	(1.1)%
Income from operations	$29.0	$45.0	(35.6)%
GAAP income per diluted share from continuing operations(2)	$0.39	$0.14	178.6%
Adjusted non-GAAP income per diluted share from continuing operations(2) (3)	$1.58	$1.49	6.0%	$1.58	$1.40	12.9%
GAAP net income from continuing operations	$18.2	$6.8	167.6%
Adjusted non-GAAP net income from continuing operations	$74.3	$70.1	6.0%	$74.3	$66.1	12.4%
Adjusted EBITDA(4)	$120.1	$119.7	0.3%	$120.1	$115.3	4.2%
Adjusted EBITDA margin(4)	35.1%	33.7%	1.4%	35.1%	33.4%	1.7%
Net cash provided by operating activities from continuing operations(6)	$100.7	NA (7)
Free cash flow from continuing operations(6)	$73.8	NA (7)

The following table reflects Actual and Pro-Forma Results from Continuing Operations for the nine months ended September 30, 2022 and 2021 (in millions, except per share amounts). Pro-Forma Results from Continuing Operations below excludes the operating results from Voice assets in the United Kingdom and the Company’s B2B Backup business that were sold in 2021.

	Actual Results			Pro-Forma Results(1)
	Nine months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues
Digital Media	$756.7	$742.7	1.9%	$756.7	$742.7	1.9%
Cybersecurity and Martech	$237.6	$265.4	(10.5)%	$237.6	$231.9	2.5%
Total revenue(5)	$994.3	$1,008.1	(1.4)%	$994.3	$974.6	2.0%
Income from operations	$105.5	$81.9	28.8%
GAAP (loss) income per diluted share from continuing operations(2)	$(0.08)	$0.47	(117.0)%
Adjusted non-GAAP income per diluted share from continuing operations(2) (3)	$4.41	$4.23	4.3%	$4.41	$4.00	10.3%
GAAP net (loss) income from continuing operations	$(3.7)	$22.5	(116.4)%
Adjusted non-GAAP net income from continuing operations	$206.6	$192.6	7.3%	$206.6	$182.4	13.3%
Adjusted EBITDA(4)	$338.9	$337.4	0.4%	$338.9	$323.3	4.8%
Adjusted EBITDA margin(4)	34.1%	33.5%	0.6%	34.1%	33.2%	0.9%
Net cash provided by operating activities from continuing operations(6)	$293.2	NA (7)
Free cash flow from continuing operations(6)	$212.5	NA (7)

ZIFF DAVIS GUIDANCE

The Company is revising its guidance for Revenue, Adjusted EBITDA and Adjusted non-GAAP diluted EPS for the fiscal year 2022 as follows (in millions, except per share data):

	Current Guidance		Revised FY 2022 Range of Estimates
	Low	High	Low	High
Revenue	$1,410	$1,435	$1,390	$1,400
Adjusted EBITDA	$507	$519	$507	$513
Adjusted non-GAAP diluted EPS*	$6.57	$6.77	$6.70	$6.80

* Adjusted non-GAAP diluted EPS for 2022 excludes share-based compensation of between $24 million and $28 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the non-GAAP effective tax rate for 2022 (exclusive of the release of reserves for uncertain tax positions) will be between 22.25% and 23.75%.

The Company has not reconciled the non-GAAP Business Outlook for 2022 Adjusted EBITDA or Adjusted non-GAAP income per diluted share from continuing operations and the associated tax rate information included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future non-GAAP financial results.

Notes:

(1)
Pro-forma figures are provided taking into consideration the sale of certain Voice assets in the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2021.

(2)
The estimated GAAP effective tax rates were approximately 45.9% and (44.2)% for the three months ended September 30, 2022 and 2021, respectively, and 83.9% and 142.3% for the nine months ended September 30, 2022 and 2021, respectively. The estimated Adjusted non-GAAP effective tax rates were approximately 22.6% and 25.2% for the three months ended September 30, 2022 and 2021, respectively, and 22.8% and 23.3% for the nine months ended September 30, 2022 and 2021, respectively.

(3)
Adjusted non-GAAP net income per diluted share or Adjusted non-GAAP diluted EPS excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP financial measures. For the three months ended September 30, 2022 and 2021, excluded non-GAAP items totaled $1.19 and $1.35 per diluted share, respectively. For the nine months ended September 30, 2022 and 2021, excluded non-GAAP items totaled $4.49 and $3.76 per diluted share, respectively.

(4)	Adjusted EBITDA is defined as net income from continuing operations before interest; gain on sale of businesses; loss on investments, net, unrealized gain (loss) on short-term investments held at the reporting date, other income (expense), net; income tax (expense) benefit; (loss) income from equity method investments, net; depreciation and amortization; and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, as defined in the Reconciliation of GAAP to Adjusted non-GAAP financial measures. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenue. Adjusted EBITDA and Adjusted EBITDA margin amounts are not meant as a substitute for financial information prepared in accordance with GAAP, but are solely for informational purposes.
(5)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(6)	Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations, less purchases of property and equipment from continuing operations, plus contingent consideration from continuing operations. Free cash flow from continuing operations amounts are not meant as a substitute for GAAP, but are solely for informational purposes. There were no discontinued operations in 2022.
(7)
NA = Not available. The Company has not prepared net cash provided by operating activities from continuing operations and free cash flow from continuing operations for the three and nine months ended September 30, 2021. Net cash provided by operating activities from continuing and discontinued operations on a combined basis and Free cash flow from continuing and discontinued operations on a combined basis for the three months ended September 30, 2021 was $140.2 million and $110.5 million, respectively. Net cash provided by operating activities from continuing and discontinued operations on a combined basis and Free cash flow from continuing and discontinued operations on a combined basis for the nine months ended September 30, 2021 was $430.3 million and $343.4 million, respectively. Free cash flow from continuing and discontinued operations is defined as net cash provided by operating activities from continuing and discontinued operations, less purchases of property and equipment from continuing and discontinued operations, plus contingent consideration from continuing and discontinued operations.

About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, entertainment, shopping, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

Contact:
Rebecca Wright
Ziff Davis, Inc.
800-577-1790
investor@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising revenues, profitability and cash flows; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ (formerly J2 Global, Inc.) filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2021 Annual Report on Form 10-K filed by Ziff Davis on March 15, 2022, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted non-GAAP net income from continuing operations and Adjusted Pro-Forma net income from continuing operations, Adjusted non-GAAP net income per diluted share from continuing operations and Adjusted Pro-Forma net income per diluted share from continuing operations, Adjusted and Pro-Forma EBITDA, Adjusted EBITDA margin and Pro-Forma EBITDA margin, Free cash flow from continuing operations and Free cash flow from continuing and discontinued operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables that are presented in the attached schedules.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$621,917	$694,842
Short-term investments	54,897	229,200
Accounts receivable, net of allowances	232,297	316,342
Prepaid expenses and other current assets	66,193	60,290
Total current assets	975,304	1,300,674
Long-term investments	124,228	122,593
Property and equipment, net	171,181	161,209
Operating lease right-of-use assets	44,257	55,617
Trade names, net	142,044	147,761
Customer relationships, net	227,126	275,451
Goodwill	1,579,957	1,531,455
Other purchased intangibles, net	129,282	149,513
Deferred income taxes, noncurrent	7,636	5,917
Other assets	32,053	20,090
TOTAL ASSETS	$3,433,068	$3,770,280
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$212,926	$229,772
Deferred revenue, current	180,136	185,571
Operating lease liabilities, current	23,171	27,156
Current portion of long-term debt	—	54,609
Other current liabilities	222	130
Total current liabilities	416,455	497,238
Long-term debt	998,499	1,036,018
Deferred revenue, noncurrent	8,742	14,839
Operating lease liabilities, noncurrent	38,334	53,708
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	45,439	42,546
Deferred income taxes	83,038	108,982
Other long-term liabilities	37,241	37,542
TOTAL LIABILITIES	1,639,423	1,802,548
Commitments and contingencies
Preferred stock	—	—
Common stock	472	474
Additional paid-in capital	432,272	509,122
Retained earnings	1,469,519	1,515,358
Accumulated other comprehensive loss	(108,618)	(57,222)
TOTAL STOCKHOLDERS’ EQUITY	1,793,645	1,967,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,433,068	$3,770,280

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Total revenues	$341,873	$355,144	$994,297	$1,008,094
Cost of revenues (1)	52,603	49,698	144,707	142,335
Gross profit	289,270	305,446	849,590	865,759
Operating expenses:
Sales and marketing (1)	119,474	126,577	361,013	354,949
Research, development and engineering (1)	17,735	19,619	55,883	56,999
General and administrative (1)	95,658	114,240	299,842	339,236
Goodwill impairment on business	27,369	—	27,369	32,629
Total operating expenses	260,236	260,436	744,107	783,813
Income from operations	29,034	45,010	105,483	81,946
Interest expense, net	(8,560)	(14,490)	(28,419)	(56,980)
Gain on debt extinguishment, net	10,112	—	11,505	—
Loss on sale of businesses, net	—	(24,600)	—	(21,798)
Gain (loss) on investments, net	471	—	(47,772)	(16,677)
Unrealized gain (loss) on short-term investments held at the reporting date, net	4,201	—	(14,165)	—
Other income (loss), net	4,218	107	12,962	(466)
Income (loss) from continuing operations before income taxes and (loss) income from equity method investment, net	39,476	6,027	39,594	(13,975)
Income tax (expense) benefit	(18,100)	2,665	(33,231)	19,883
(Loss) income from equity method investment, net	(3,191)	(1,923)	(10,077)	16,596
Net income (loss) from continuing operations	18,185	6,769	(3,714)	22,504
Income from discontinued operations, net of income taxes	—	35,800	—	113,705
Net income (loss)	$18,185	$42,569	$(3,714)	$136,209

Net income (loss) per common share from continuing operations:
Basic	$0.39	$0.14	$(0.08)	$0.50
Diluted	$0.39	$0.14	$(0.08)	$0.47
Net income per common share from discontinued operations:
Basic	$—	$0.77	$—	$2.51
Diluted	$—	$0.74	$—	$2.39
Net income (loss) per common share:
Basic	$0.39	$0.91	$(0.08)	$3.01
Diluted	$0.39	$0.88	$(0.08)	$2.86
Weighted average shares outstanding:
Basic	46,871,897	46,738,073	46,967,671	45,258,819
Diluted	46,871,897	48,582,585	46,967,671	47,565,062

(1) Includes share-based compensation expense as follows:
Cost of revenues	$63	$70	$289	$220
Sales and marketing	772	335	2,447	879
Research, development and engineering	567	514	2,048	1,390
General and administrative	4,984	5,484	16,022	15,513
Total	$6,386	$6,403	$20,806	$18,002

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(3,714)	$136,209
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	174,880	196,443
Amortization of financing costs and discounts	2,051	21,295
Non-cash operating lease costs	9,043	8,366
Share-based compensation	20,806	19,119
Provision for credit losses on accounts receivable	(1,142)	7,934
Deferred income taxes, net	(13,552)	2,537
Gain on extinguishment of debt, net	(11,505)	—
Gain on sale of businesses	—	21,798
Goodwill impairment on business	27,369	32,629
Changes in fair value of contingent consideration	(2,305)	(567)
Loss (income) from equity method investments	10,077	(16,596)
Unrealized gain (loss) on short-term investments held at the reporting date	14,165	—
Loss on investments, net	47,772	16,677
Other	269	9,591
Decrease (increase) in:
Accounts receivable	85,121	49,888
Prepaid expenses and other current assets	3,177	(10,610)
Operating lease right-of-use assets	3,851	2,833
Other assets	(12,518)	(2,378)
Increase (decrease) in:
Accounts payable and accrued expenses	(24,974)	(1,409)
Income taxes payable	13,529	(37,863)
Deferred revenue	(25,400)	4,774
Operating lease liabilities	(23,027)	(22,179)
Liability for uncertain tax positions	2,893	(2,903)
Other long-term liabilities	(3,647)	(5,336)
Net cash provided by operating activities	293,219	430,252
Cash flows from investing activities:
Proceeds from sale of available-for-sale investments	—	663
Investment in available-for-sale securities	(15,000)	—
Distribution from equity method investment	—	15,327
Purchases of equity method investment	—	(22,249)
Purchases of equity investments	—	(999)
Purchases of property and equipment	(80,767)	(87,495)
Acquisition of businesses, net of cash received	(104,094)	(112,444)
Purchases of intangible assets	—	(1,255)
Proceeds from sale of businesses, net of cash divested	—	48,876
Net cash used in investing activities	(199,861)	(159,576)
Cash flows from financing activities:
Payment of debt	(166,904)	(402,414)
Proceeds from term loan	112,286	—
Debt extinguishment costs	(756)	—
Proceeds from bridge loan	—	485,000

Repurchase of common stock	(76,545)	(29,855)
Issuance of common stock under employee stock purchase plan	5,235	4,232
Exercise of stock options	148	2,880
Deferred payments for acquisitions	(14,734)	(13,387)
Other	(559)	(6,619)
Net cash (used in) provided by financing activities	(141,829)	39,837
Effect of exchange rate changes on cash and cash equivalents	(24,454)	(6,698)
Net change in cash and cash equivalents	(72,925)	303,815
Cash and cash equivalents at beginning of period	694,842	242,652
Cash and cash equivalents at beginning of period associated with discontinued operations	—	66,210
Cash and cash equivalents at beginning of period associated with continuing operations	694,842	176,442
Cash and cash equivalents at end of period	621,917	546,467
Cash and cash equivalents at end of period associated with discontinued operations	—	31,210
Cash and cash equivalents at end of period associated with continuing operations	$621,917	$515,257

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income from continuing operations is GAAP Net income from continuing operations with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition, integration and other costs; (3) elimination of certain interest costs; (4) elimination of (gains) losses resulted from the extinguishment of debt; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of change in value of investments; (7) elimination of gain/loss on sale of assets; (8) elimination of lease asset impairments and other charges; (9) elimination of disposal related costs; (10) elimination of goodwill impairment on business; and (11) elimination of dilutive effect of the convertible debt.

	Three months ended September 30,
	2022	Per diluted share*	2021	Per diluted share*
Net income from continuing operations	$18,185	$0.39	$6,769	$0.14
Plus:
Share-based compensation (1)	5,489	0.12	4,104	0.09
Acquisition, integration and other costs (2)	2,050	0.04	2,256	0.05
Interest costs (3)	80	—	2,854	0.06
Gain on debt extinguishment (4)	(7,700)	(0.16)	—	—
Amortization (5)	26,012	0.55	32,062	0.68
Investments (6)	10,571	0.22	1,946	0.04
Sale of assets (7)	—	—	19,249	0.41
Lease asset impairments and other charges (8)	(985)	(0.02)	631	0.01
Disposal related costs (9)	(69)	—	202	—
Goodwill impairment on business (10)	20,636	0.44	—	—
Convertible debt dilution (11)	—	—	—	0.01
Adjusted non-GAAP net income from continuing operations	$74,269	$1.58	$70,073	$1.49

* The reconciliation of Net income from continuing operations per diluted share from GAAP to Adjusted non-GAAP net income from continuing operations per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income from continuing operations is GAAP Net (loss) income from continuing operations with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition, integration and other costs; (3) elimination of certain interest costs; (4) elimination of (gains) losses resulted from the extinguishment of debt; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of change in value of investments; (7) elimination of gain/loss on sale of assets; (8) elimination of lease asset impairments and other charges; (9) elimination of disposal related costs; (10) elimination of goodwill impairment on business; and (11) elimination of dilutive effect of the convertible debt.

	Nine months ended September 30,
	2022	Per diluted share*	2021	Per diluted share*
Net (loss) income from continuing operations	$(3,714)	$(0.08)	$22,504	$0.47
Plus:
Share based compensation (1)	17,165	0.37	11,208	0.25
Acquisition, integration and other costs (2)	5,877	0.13	4,748	0.10
Interest costs (3)	254	0.01	12,460	0.27
Gain on debt extinguishment (4)	(9,094)	(0.19)	—	—
Amortization (5)	90,474	1.93	98,676	2.17
Investments (6)	82,889	1.76	(5,008)	(0.11)
Sale of assets (7)	—	—	16,404	0.36
Lease asset impairments and other charges (8)	1,081	0.02	6,713	0.15
Disposal related costs (9)	1,054	0.02	272	0.01
Goodwill impairment on business (10)	20,636	0.44	24,635	0.54
Convertible debt dilution (11)	—	—	—	0.02
Adjusted non-GAAP net income from continuing operations	$206,622	$4.41	$192,612	$4.23

* The reconciliation of Net (loss) income from continuing operations per diluted share from GAAP to Adjusted non-GAAP net income from continuing operations per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended September 30,
	2022	2021
Cost of revenues	$52,603	$49,698
Plus:
Share-based compensation(1)	(63)	(70)
Acquisition, integration and other costs (2)	(65)	(210)
Amortization(5)	(242)	(356)
Adjusted non-GAAP cost of revenues	$52,233	$49,062

Sales and marketing	$119,474	$126,577
Plus:
Share-based compensation(1)	(772)	(335)
Acquisition, integration and other costs (2)	(1,083)	(832)
Lease asset impairments and other charges(8)	961	—
Adjusted non-GAAP sales and marketing	$118,580	$125,410

Research, development and engineering	$17,735	$19,619
Plus:
Share-based compensation(1)	(567)	(514)
Acquisition, integration and other costs (2)	(258)	(569)
Adjusted non-GAAP research, development and engineering	$16,910	$18,536

General and administrative	$95,658	$114,240
Plus:
Share-based compensation(1)	(4,984)	(5,484)
Acquisition, integration and other costs (2)	(1,302)	(1,780)
Amortization(5)	(36,416)	(46,882)
Lease asset impairments and other charges(8)	383	(1,686)
Disposal related costs(9)	(24)	(342)
Adjusted non-GAAP general and administrative	$53,315	$58,066

Goodwill impairment on business	$27,369	$—
Plus:
Goodwill impairment on business(10)	(27,369)	—
Adjusted non-GAAP goodwill impairment on business	$—	$—

Interest expense, net	$(8,560)	$(14,490)
Plus:
Interest costs(3)	106	4,008
Adjusted non-GAAP interest expense, net	$(8,454)	$(10,482)

Gain on debt extinguishment, net	$10,112	$—
Plus:
Gain on debt extinguishment(4)	(10,211)	—
Adjusted non-GAAP gain on debt extinguishment, net	$(99)	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended September 30,
	2022	2021
Gain on sale of businesses	$—	$(24,600)
Plus:
Sale of assets(7)	—	24,600
Adjusted non-GAAP gain on sale of businesses	$—	$—

Loss on investment, net	$471	$—
Plus:
Investments(6)	(471)	—
Adjusted non-GAAP loss on investment, net	$—	$—

Unrealized loss on short-term investments held at period end	$4,201	$—
Plus:
Investments(6)	(4,201)	—
Adjusted non-GAAP unrealized loss on short-term investments held at period end, net	$—	$—

Other income, net	$4,218	$107
Plus:
Investments(6)	(450)	—
Disposal related costs(9)	(111)	—
Adjusted non-GAAP other income, net	$3,657	$107

Income tax (expense) benefit	$(18,100)	$2,665
Plus the tax effect of:
Share-based compensation(1)	(897)	(2,299)
Acquisition, integration and other costs (2)	(657)	(1,135)
Interest costs(3)	(26)	(1,154)
Gain on debt extinguishment, net	2,512	—
Amortization(5)	(10,648)	(15,176)
Investments(6)	12,503	23
Sale of assets(7)	—	(5,350)
Lease asset impairments and other charges(8)	359	(1,055)
Disposal related costs(9)	19	(141)
Goodwill impairment on business(10)	(6,733)	—
Adjusted non-GAAP income tax (expense) benefit	$(21,668)	$(23,622)

Loss from equity method investment, net	$(3,191)	$(1,923)
Plus:
Investments(6)	3,191	1,923
Adjusted non-GAAP income from equity method investment, net	$—	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended September 30,
	2022	2021
Total adjustments	$(56,086)	$(115,878)

GAAP Net income per diluted share from continuing operations	$0.39	$0.14
Adjustments *	$1.19	$1.35
Adjusted non-GAAP net income per diluted share from continuing operations	$1.58	$1.49

* The reconciliation of Net income from continuing operations per diluted share from GAAP to Adjusted non-GAAP net income from continuing operations per diluted share may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP diluted EPS as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that an Adjusted non-GAAP diluted EPS measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, we believe that the presentation of Adjusted non-GAAP diluted EPS provides useful information to investors.

Adjusted non-GAAP diluted EPS is not in accordance with, or an alternative to, net income per diluted share from continuing operations and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Adjusted non-GAAP diluted EPS is not based on any comprehensive set of accounting rules or principles. The Adjusted non-GAAP diluted EPS measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Nine months ended September 30,
	2022	2021
Cost of revenues	$144,707	$142,335
Plus:
Share-based compensation(1)	(289)	(220)
Acquisition, integration and other costs (2)	(119)	(286)
Amortization(5)	(779)	(1,297)
Adjusted non-GAAP cost of revenues	$143,520	$140,532

Sales and marketing	$361,013	$354,949
Plus:
Share-based compensation(1)	(2,447)	(879)
Acquisition, integration and other costs (2)	(2,468)	(1,646)
Adjusted non-GAAP sales and marketing	$356,098	$352,424

Research, development and engineering	$55,883	$56,999
Plus:
Share-based compensation(1)	(2,048)	(1,390)
Acquisition, integration and other costs (2)	(671)	(1,099)
Adjusted non-GAAP research, development and engineering	$53,164	$54,510

General and administrative	$299,842	$339,236
Plus:
Share-based compensation(1)	(16,022)	(15,513)
Acquisition, integration and other costs (2)	(4,415)	(4,084)
Amortization(5)	(119,281)	(140,802)
Lease asset impairments and other charges(8)	(1,400)	(9,727)
Disposal related costs(9)	(1,328)	(471)
Adjusted non-GAAP general and administrative	$157,396	$168,639

Goodwill impairment on business	$27,369	$32,629
Plus:
Goodwill impairment on business(10)	(27,369)	(32,629)
Adjusted non-GAAP goodwill impairment on business	$—	$—

Interest expense, net	$(28,419)	$(56,980)
Plus:
Interest costs (3)	337	16,503
Adjusted non-GAAP interest expense, net	$(28,082)	$(40,477)

Gain on debt extinguishment, net	$11,505	$—
Plus:
Gain on debt extinguishment(4)	(12,060)	—
Adjusted non-GAAP (loss) gain on debt extinguishment, net	$(555)	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Nine months ended September 30,
	2022	2021
Gain on sale of businesses	$—	$(21,798)
Plus:
Sale of assets(7)	—	21,798
Adjusted non-GAAP gain on sale of businesses	$—	$—

Loss on investments, net	$(47,772)	$(16,677)
Plus:
Investments(6)	47,772	16,677
Adjusted non-GAAP loss on investments, net	$—	$—

Unrealized loss on short-term investments held at period end	$(14,165)	$—
Plus:
Investments(6)	14,165	—
Adjusted non-GAAP unrealized loss on short-term investments held at period end, net	$—	$—

Other income (expense), net	$12,962	$(466)
Plus:
Investments(5)	(624)	—
Disposal related costs(9)	(111)	—
Adjusted non-GAAP other income (expense), net	$12,227	$(466)

Income tax (expense) benefit	$(33,231)	$19,883
Plus the tax effect of:
Share-based compensation(1)	(3,641)	(6,794)
Acquisition, integration and other costs (2)	(1,796)	(2,367)
Interest costs(3)	(83)	(4,043)
Gain on debt extinguishment, net (4)	2,967	—
Amortization(5)	(29,589)	(43,422)
Investments(6)	11,501	(5,089)
Sale of assets(7)	—	(5,394)
Lease asset impairments and other charges(8)	(319)	(3,014)
Disposal related costs(9)	(162)	(199)
Goodwill impairment on business(10)	(6,733)	(7,994)
Adjusted non-GAAP income tax (expense) benefit	$(61,086)	$(58,433)

(Loss) income from equity method investment, net	$(10,077)	$16,596
Plus:
Investments(6)	10,077	(16,596)
Adjusted non-GAAP income from equity method investment, net	$—	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Nine months ended September 30,
	2022	2021
Total adjustments	$(210,337)	$(326,741)

GAAP net loss per diluted share from continuing operations	$(0.08)	$0.47
Adjustments *	$4.49	$3.76
Adjusted non-GAAP net income per diluted share from continuing operations	$4.41	$4.23

* The reconciliation of Net loss from continuing operations per diluted share from GAAP to Adjusted non-GAAP net income from continuing operations per diluted share may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP diluted EPS as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that an Adjusted non-GAAP diluted EPS measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, we believe that the presentation of Adjusted non-GAAP diluted EPS provides useful information to investors.

Adjusted non-GAAP diluted EPS is not in accordance with, or an alternative to, net income per diluted share from continuing operations and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Adjusted non-GAAP diluted EPS is not based on any comprehensive set of accounting rules or principles. The Adjusted non-GAAP diluted EPS measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income from continuing operations, and Adjusted non-GAAP diluted EPS from continuing operations (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Adjusted non-GAAP financial measures exclude the charges listed below. Excluding these charges from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude the similar items. We believe that non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.

(1) Share-Based Compensation. We exclude stock-based compensation because it is non-cash in nature.

(2) Acquisition, Integration and Other costs. We exclude certain acquisition and related integration costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, including severance.

(3) Interest Costs. In June 2014, we issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, we issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. For the three and nine months ended September 30, 2021, we separately accounted for the value of the liability and equity features of the outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, was amortized to interest expense over time. Accordingly, we recognized imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in the Company’s statement of operations during the three and nine months ended September 30, 2021. We excluded the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because this difference was non-cash in nature and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. During 2022, we adopted ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, whereby a portion of the convertible senior notes is no longer recorded in equity with a debt discount and amortization in interest expense. Therefore, no similar adjustment was made for the three and nine months ended September 30, 2022. We have excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes in each period presented.

(4) (Gain) loss on extinguishment of debt. We exclude gains and losses associated with extinguishment of debt. For the three and nine months ended September 30, 2022, we recorded a gain on extinguishment associated with the repurchase of its 4.625% Senior Notes, which is included within this non-GAAP adjustment.

(5) Amortization. We exclude amortization of patents and acquired intangible assets because it is non-cash in nature.

(6) Change in Value on Investments. We exclude the change in value of its investments, which includes income (loss) from equity method investments, the unrealized gain (loss) on our investment in Consensus and other income (loss) on investments (including Consensus).

(7) Gain (Loss) on Sale of Assets. We exclude the gain (loss) on sale of certain assets.

(8) Lease Asset Impairments and Other Charges. We exclude lease asset impairments and other charges as they are non-cash in nature.

(9) Disposal Related Costs. We exclude expenses associated with the disposal of certain businesses.

(10) Goodwill Impairment on Business. We exclude the goodwill impairment on business because it is non-cash in nature.

(11) Convertible Debt Dilution. We exclude convertible debt dilution from diluted earnings per share.

We present Adjusted non-GAAP cost of revenues, Adjusted non-GAAP sales and marketing, Adjusted non-GAAP research, development and engineering, Adjusted non-GAAP general and administrative, Adjusted non-GAAP goodwill impairment on business, Adjusted non-GAAP interest expense, net, Adjusted non-GAAP gain on sale of businesses, Adjusted non-GAAP interest expense, net, Adjusted non-GAAP (gain) loss on extinguishment of debt, net, Adjusted non-GAAP loss on investments, net, Adjusted non-GAAP unrealized loss on short-term investments held at period end, net, Adjusted non-GAAP Other income (expense), Adjusted non-GAAP income tax expense (benefit), Adjusted non-GAAP income (loss) from equity method investment, net and Adjusted non-GAAP net income because we believe that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Pro-Forma Financial Results

Key pro-forma financial results for the three and nine months ended September 30, 2022 and 2021, are set forth in the following table (in millions, except per share amounts). The financial results below reflect the Company’s results, on a pro-forma basis, taking into consideration the sale of certain Voice assets in the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2021.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Total Revenues	$341.9	$355.1	$994.3	$1,008.1
Pro-Forma Revenue Adjustments	$—	$(9.5)	$—	$(33.5)
Pro-Forma Total Revenue (1)	$341.9	$345.6	$994.3	$974.6

Adjusted Non-GAAP Net Income per Diluted Share from Continuing Operations (1)	$1.58	$1.49	$4.41	$4.23
Pro-Forma Net Income per Diluted Share from Continuing Operations Adjustments	$—	$(0.09)	$—	$(0.23)
Adjusted Pro Forma Net Income per Diluted Share from Continuing Operations (1)	$1.58	$1.40	$4.41	$4.00

Adjusted Non-GAAP Net Income from Continuing Operations	$74.3	$70.1	$206.6	$192.6
Pro-Forma Net Income from Continuing Operations Adjustments	$—	$(4.0)	$—	$(10.2)
Adjusted Pro-Forma Net Income from Continuing Operations	$74.3	$66.1	$206.6	$182.4

Adjusted EBITDA (1)	$120.1	$119.7	$338.9	$337.4
Pro-Forma EBITDA Adjustments	$—	$(4.4)	$—	$(14.1)
Adjusted Pro-Forma EBITDA (1)	$120.1	$115.3	$338.9	$323.3

Adjusted EBITDA Margin (1)	35.1%	33.7%	34.1%	33.5%
Pro-Forma EBITDA Margin Adjustments	0.0%	(0.3)%	0.0%	(0.3)%
Adjusted Pro-Forma EBITDA Margin (1)	35.1%	33.4%	34.1%	33.2%

(1)Refer to the notes earlier in this Press Release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to Net income (loss) from continuing operations, the most directly comparable GAAP financial measure.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income (loss) from continuing operations	$18,185	$6,769	$(3,714)	$22,504
Plus:
Interest expense, net	8,560	14,490	28,419	56,980
Gain on debt extinguishment, net	(10,112)	—	(11,505)	—
Loss on sale of businesses	—	24,600	—	21,798
Unrealized (gain) loss on short-term investments held at the reporting date	(4,201)	—	14,165	—
(Gain) loss on investments, net	(471)	—	47,772	16,677
Other (income) loss, net	(4,218)	(107)	(12,962)	466
Income tax expense (benefit)	18,100	(2,665)	33,231	(19,883)
Loss (income) from equity method investment, net	3,191	1,923	10,077	(16,596)
Depreciation and amortization	55,937	62,877	174,880	187,502
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	6,386	6,403	20,806	18,002
Acquisition, integration and other costs	2,708	3,391	7,673	7,115
Lease asset impairments and other charges	(1,344)	1,686	1,400	9,727
Disposal related costs	24	343	1,328	471
Goodwill impairment on business	27,369	—	27,369	32,629
Adjusted EBITDA	$120,114	$119,710	$338,939	$337,392

Adjusted EBITDA as calculated above represents net income from continuing operations before interest, gain on sale of businesses, unrealized (gain) loss on short-term investments held at the reporting date, other (income) loss, net, income tax expense (benefit), loss (income) from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition, integration and other costs, (3) lease asset impairments and other charges, (4) disposal related costs and (5) goodwill impairment on business. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income from continuing operations, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

2022	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$116,511	$75,973	$100,735	$—	$293,219
Less: Purchases of property and equipment	(30,502)	(23,374)	(26,891)	—	(80,767)
Add: Contingent consideration	—	—	—	—	—
Free cash flow	$86,009	$52,599	$73,844	$—	$212,452

2021	Q1	Q2(1)	Q3	Q4	YTD
Net cash provided by operating activities from continuing and discontinued operations	$178,724	$111,298	$140,230	$85,319	$515,571
Less: Purchases of property and equipment	(26,269)	(31,497)	(29,729)	(26,245)	(113,740)
Add: Contingent consideration	—	685	—	—	685
Free cash flow from continuing and discontinued operations	$152,455	$80,486	$110,501	$59,074	$402,516

(1)Free cash flows from continuing and discontinued operations of $80.5 million for Q2 2021 is before the effect of payments associated with certain contingent consideration related to acquisitions.

The Company discloses Free Cash Flow and Free cash flows from continuing and discontinued operations as supplemental non-GAAP financial performance measures, as it believes these are a useful metrics by which to compare the performance of its business from period to period. The Company also understands that these non-GAAP measures are broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, we believe that the presentation of these non-GAAP financial measures provides useful information to investors.

Free cash flow and Free cash flows from continuing and discontinued operations are not in accordance with, or an alternative to, Net cash provided by operating activities and Net cash provided by operating activities from continuing and discontinued operations, respectively, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended September 30, 2022
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$263,683	$78,190	$—	$341,873
Gross profit
GAAP gross profit	$232,676	$56,594	$—	$289,270
Non-GAAP adjustments:
Share-based compensation	10	53	—	63
Acquisition, integration and other costs	—	65	—	65
Amortization	—	242	—	242
Adjusted non-GAAP gross profit	$232,686	$56,954	$—	$289,640

Operating profit
Income (loss) from operations	$27,106	$14,038	$(12,110)	$29,034
Non-GAAP adjustments:
Share-based compensation	2,471	1,086	2,829	6,386
Acquisition, integration and other costs	1,989	344	375	2,708
Amortization	28,564	8,233	(139)	36,658
Lease asset impairments and other charges	(1,233)	(111)	—	(1,344)
Disposal related costs	—	—	24	24
Goodwill impairment on a business	27,369	—		27,369
Adjusted non-GAAP operating profit (loss)	$86,266	$23,590	$(9,021)	$100,835
Depreciation	16,067	3,212	—	19,279
Adjusted EBITDA	$102,333	$26,802	$(9,021)	$120,114

Table above excludes certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended September 30, 2021
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues
GAAP revenues	$262,162	$92,982	$—	$355,144
Gross profit
GAAP gross profit	$238,562	$66,884	$—	$305,446
Non-GAAP adjustments:
Share-based compensation	4	66	—	70
Acquisition, integration and other costs	21	189	—	210
Amortization	—	356	—	356
Adjusted non-GAAP gross profit	$238,587	$67,495	$—	$306,082

Operating profit
Income (loss) from operations	$49,822	$10,554	$(15,366)	$45,010
Non-GAAP adjustments:
Share-based compensation	2,125	1,099	3,179	6,403
Acquisition, integration and other costs	416	2,949	26	3,391
Amortization	37,333	9,828	77	47,238
Lease asset impairments and other charges	652	1,034	—	1,686
Disposal related costs	—	—	343	343
Adjusted non-GAAP operating profit (loss)	$90,348	$25,464	$(11,741)	$104,071
Depreciation	12,771	2,868	—	15,639
Adjusted EBITDA	$103,119	$28,332	$(11,741)	$119,710

Table above excludes certain intercompany allocations.